UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2007

Rambus Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

4440 El Camino Real, Los Altos CA 94022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 947-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 13, 2007, the Board of Directors (the “Board”) of Rambus Inc. (“Rambus”) approved amendments (the “Amendment”) to Sections 8.3 and 8.10 of Article VIII of the Amended and Restated Bylaws of Rambus, as amended to date (the “Bylaws”), effective as of such date. The Amendment makes certain technical amendments to provisions of the Bylaws relating to the stockholders’ right to receive certificated shares and the transfer of shares of stock in uncertificated form.

The Board approved the Amendment in order to comply with Nasdaq Stock Market Marketplace Rule 4350(l) (the “Direct Registration Rule”), which requires Nasdaq-listed securities (such as the Company’s common stock) to be eligible for a direct registration program operated by a clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended, on and after January 1, 2008. A direct registration program is a system for book-entry ownership of stock or other securities, in which shares are owned, recorded and transferred electronically without issuance of a physical share certificate.

A copy of the amendment to the Bylaws is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amendment No. 3 to the Bylaws of Rambus Inc., dated November 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2007	Rambus Inc.

/s/ Satish Rishi
Satish Rishi, Senior Vice President, Finance and
Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title

3.1	Amendment No. 3 to the Bylaws of Rambus Inc., dated November 13, 2007.